UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2005

IFT CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Quorum Business Center, 718 South Military Trail, Deerfield Beach, FL 33442
(Address of Principal Executive Offices and Zip Code)

(954) 428-7011
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IFT CORPORATION
FORM 8-K
FEBRUARY 1, 2005

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

1. Item 1.01(a)

    On February 1, 2005 (“Effective date”), the Company entered into an Executive Employment Agreement with its CEO, Michael T. Adams (“Agreement”). Under the terms and conditions of the Agreement, Mr. Adams agreed to work exclusively for the Company for a period of four years beginning on the Effective Date of the Agreement and ending on January 31, 2007, unless sooner terminated in accordance with the Agreement. His compensation is comprised of an annual base salary of $108,750 and up to 1 Million shares of restricted common stock, subject to certain Sales Goal Thresholds as set forth in the Agreement being met by the Company.

SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2005	IFT CORPORATION

By: /s/ Michael T. Adams, President
Michael T. Adams
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Executive Employment Agreement, effective February 1, 2005, between Michael T. Adams and the Company.